Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 9, 2015, Alliant Techsystems Inc. (“ATK”) completed the previously announced spin-off and distribution of its Sporting business (“Sporting”) to Vista Outdoor Inc. (“Vista Outdoor”) and its merger with Orbital Sciences Corporation (“Orbital”) pursuant to its transaction agreement, dated April 28, 2014 (the “closing” or February 9, 2015 as the “closing date”). The combined entity, Orbital ATK, Inc., is referred to herein as “Orbital ATK”.

Following the spin-off, Sporting is expected to be reported as discontinued operations by Orbital ATK in accordance with ASC Topic 205, “Presentation of Financial Statements,” beginning with Orbital ATK’s financial statements for the fiscal year ended March 31, 2015.

The following unaudited pro forma condensed consolidated financial information (referred to as the “pro forma financial information”) presents the combination of the historical financial statements of ATK and of Orbital, adjusted in each case based on the assumptions and adjustments described in the accompanying notes hereto, to give effect to the transactions, specifically the:

Distribution of Sporting:

i.                     Sporting spin-off and distribution to Vista Outdoor

Merger with Orbital:

i.                     Vista Outdoor dividend of $214.4 million paid to ATK immediately following the distribution

ii.                  Redemption of ATK’s outstanding 6.875% Senior Subordinated Notes due 2020, including the make-whole premium totaling $385.1 million, and

iii.               Merger with Orbital

The historical financial information was adjusted to give effect to events that are directly attributable to the transactions and factually supportable and, in the case of the statement of income information that are expected to have a continuing impact. The pro forma financial information does not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies or other restructuring that may result from the merger besides those made for the compensation of individuals who will not be employed at Orbital ATK.  In addition, the pro forma financial information does not purport to be indicative of the financial position or operating results of the combined company that would have occurred if the transactions were complete as of the beginning of the periods presented, nor does it purport to project the future financial position or operating results of the combined company.

The merger will be accounted for using the acquisition method of accounting, with ATK treated as the accounting acquirer. Under the acquisition method, the total consideration paid by the acquirer is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their fair values, with any excess purchase price allocated to goodwill. As of the date hereof, the purchase price allocation is preliminary. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation, and any differences may be material.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following:

•                  separate historical audited financial statements of ATK as of and for the fiscal year ended March 31, 2014 and the related notes included in ATK’s Annual Report on Form 10-K for such period;

•                  separate historical unaudited financial statements of ATK as of and for the nine month period ended December 28, 2014 and the related notes included in ATK’s Quarterly Report on Form 10-Q for such period;

•                  separate historical audited financial statements of Orbital as of and for the year ended December 31, 2013 and the related notes thereto, included in Orbital’s Annual Report on Form 10-K for such period; and

•                  separate historical unaudited financial statements of Orbital as of and for the nine month period ended September 30, 2014 and the related notes included in Orbital’s Quarterly Report on Form 10-Q for such period.

ORBITAL ATK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 28, 2014

(dollars in thousands)

	ATK (As Reported)	Distribution of Sporting Group	Distribution Pro Forma Adjustments	ATK Pro Forma	Orbital September 30, 2014 (As Reported)	Merger Pro Forma Adjustments		Orbital ATK Pro Forma Consolidated
	A	B	C	D=A+B+C	E	F		G=D+E+F
		(a)	(b)
ASSETS
Current assets:
Cash and cash equivalents	$112,920	$(65,766)	$—	$47,154	$427,498	$(301,132	)(c)	$173,520
Net receivables	1,711,654	(359,592)	—	1,352,062	486,812	—		1,838,874
Net inventories	552,390	(418,149)	—	134,241	60,328	—		194,569
Income taxes	33,233	—	4,155	37,388	453	—		37,841
Deferred income taxes	97,855	(48,856)	—	48,999	34,391	—		83,390
Other current assets	81,400	(9,869)	—	71,531	23,244	—		94,775
Total current assets	2,589,452	(902,232)	4,155	1,691,375	1,032,726	(301,132)		2,422,969
Net property, plant, and equipment	692,992	(184,409)	—	508,583	231,921	—		740,504
Goodwill	1,883,711	(840,248)	—	1,043,463	71,260	600,785	(d)	1,715,508
Net intangibles	537,168	(529,020)	—	8,148	3,905	396,095	(e)	408,148
Deferred income taxes	—	—	70,611	70,611	—	(70,611	)(h)	—
Deferred charges and other noncurrent assets	116,396	(8,246)	—	108,150	9,896	(2,155	)(f)	115,891
Total assets	$5,819,719	$(2,464,155)	$74,766	$3,430,330	$1,349,708	$622,982		$5,403,020

LIABILITIES
Current liabilities:
Current portion of long-term debt	$159,997	—	—	$159,997	$7,500	$14,000	(g)	$181,497
Accounts payable	341,697	(123,376)	—	218,321	28,474	—		246,795
Contract advances	142,742	—	—	142,742	55,290	—		198,032
Compensation	100,317	(21,352)	—	78,965	45,861	—		124,826
Income taxes	—	(4,155)	4,155	—	—	—		—
Other accrued liabilities	315,129	(133,105)	(144)	181,880	172,789	—		354,669
Total current liabilities	1,059,882	(281,988)	4,011	781,905	309,914	14,000		1,105,819
Long-term debt	1,908,503	—	—	1,908,503	129,375	(479,375	)(g)	1,558,503
Noncurrent deferred income taxes	141,358	(211,969)	70,611	—	26,431	75,944	(h)	102,375
Postretirement and postemployment benefits	67,253	—	(2,596)	64,657	—	—		64,657
Pension	464,869	—	(25,400)	439,469	—	—		439,469
Other long-term liabilities	128,707	(26,696)	—	102,011	32,158	—		134,169
Total liabilities	3,770,572	(520,653)	46,626	3,296,545	497,878	(389,431)		3,404,992
STOCKHOLDERS’ EQUITY
Accumulated other comprehensive loss	(652,900)	16,416	—	(636,484)	(1,388)	1,388	(i)	(636,484)
Other stockholders’ equity	2,691,193	(1,959,918)	28,140	759,415	853,218	1,011,025	(j)	2,623,658
Total stockholders’ equity	2,038,293	(1,943,502)	28,140	122,931	851,830	1,012,413		1,987,174
Noncontrolling interest	10,854	—		10,854	—			10,854
Total equity	2,049,147	(1,943,502)	28,140	133,785	851,830	1,012,413		1,998,028
Total liabilities and equity	$5,819,719	$(2,464,155)	$74,766	$3,430,330	$1,349,708	$622,982		$5,403,020

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ORBITAL ATK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Nine Months Ended December 28, 2014

(dollars and shares in thousands, except per share amounts)

	ATK (As Reported)	Distribution of Sporting Group	Distribution Pro Forma Adjustments	ATK Pro Forma	Orbital Nine Months Ended September 30, 2014 (As Reported)	Merger Pro Forma Adjustments		Orbital ATK Pro Forma Consolidated
	A	B	C	D=A+B+C	E	F		G=D+E+F
		(a)	(b)
Sales	$3,800,017	$(1,602,995)	$—	$2,197,022	$979,616	$66,598	(k)	$3,243,236
Cost of sales	2,885,513	(1,180,052)	—	1,705,461	794,504	57,527	(k)	2,557,492
Gross profit	914,504	(422,943)	—	491,561	185,112	9,071		685,744
Operating expenses:
Research and development	31,024	(7,043)	—	23,981	21,773	—		45,754
Selling	185,366	(116,333)	—	69,033	23,624	—		92,657
General and administrative	224,891	(75,351)	15,962	165,502	68,213	6,791	(l)	240,506
Goodwill and tradename impairment	52,220	(52,220)	—	—	—	—		—
Income before interest, income taxes, and noncontrolling interest	421,003	(171,996)	(15,962)	233,045	71,502	2,280		306,827
Interest income (expense), net	(68,097)	—	—	(68,097)	9,173	27,012	(m)	(31,912)
Income before income taxes and noncontrolling interest	352,906	(171,996)	(15,962)	164,948	80,675	29,292		274,915
Income taxes	126,262	(73,842)	(5,906)	46,514	29,131	10,838	(n)	86,483
Net income before noncontrolling interest	226,644	(98,154)	(10,056)	118,434	51,544	18,454		188,432
Less net income attributable to noncontrolling interest	291	—	—	291	—	—		291
Net income	$226,353	$(98,154)	$(10,056)	$118,143	$51,544	$18,454		$188,141

Earnings per common share:
Basic	$7.15			$3.73	$0.85			$3.19
Diluted	$6.98			$3.65	$0.85			$3.15

Weighted-average number of common shares outstanding:
Basic	31,676			31,676	60,626		(o)	58,897
Diluted	32,410			32,410	60,998		(o)	59,798

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ORBITAL ATK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Year Ended March 31, 2014

(dollars and shares in thousands, except per share amounts)

	ATK (As Reported)	Distribution of Sporting Group	Distribution Pro Forma Adjustments	ATK Pro Forma	Orbital Year Ended December 31, 2013 (As Reported)	Merger Pro Forma Adjustments		Orbital ATK Pro Forma Consolidated
	A	B	C	D=A+B+C	E	F		G=D+E+F
		(a)	(b)
Sales	$4,775,128	$(1,862,333)	$—	$2,912,795	$1,365,271	$183,678	(k)	$4,461,744
Cost of sales	3,635,486	(1,369,989)	—	2,265,497	1,062,466	168,920	(k)	3,496,883
Gross profit	1,139,642	(492,344)	—	647,298	302,805	14,758		964,861
Operating expenses:
Research and development	62,520	(13,984)	—	48,536	89,233	—		137,769
Selling	203,976	(116,422)	—	87,554	28,707	—		116,261
General and administrative	282,840	(91,238)	17,649	209,251	71,320	29,151	(l)	309,722
Income before interest, income taxes, and noncontrolling interest	590,306	(270,700)	(17,649)	301,957	113,545	(14,393)		401,109
Interest income (expense), net	(79,792)	—	—	(79,792)	(9,924)	28,134	(m)	(61,582)
Income before income taxes and noncontrolling interest	510,514	(270,700)	(17,649)	222,165	103,621	13,741		339,527
Income taxes	169,428	(100,356)	(6,530)	62,542	35,255	5,084	(n)	102,881
Net income before noncontrolling interest	341,086	(170,344)	(11,119)	159,623	68,366	8,657		236,646
Less net income attributable to noncontrolling interest	171	—	—	171	—	—		171
Net income	$340,915	$(170,344)	$(11,119)	$159,452	$68,366	$8,657		$236,475

Earnings per common share:
Basic	$10.76			$5.03	$1.13			$4.02
Diluted	$10.42			$4.87	$1.13			$3.95

Weighted-average number of common shares outstanding:
Basic	31,671			31,671	60,161		(o)	58,866
Diluted	32,723			32,723	60,444		(o)	59,918

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ORBITAL ATK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Nine Months Ended December 29, 2013

(dollars and shares in thousands, except per share amounts)

	ATK (As Reported)	Distribution of Sporting Group	Distribution Pro Forma Adjustments	ATK Pro Forma
	A	B	C	D=A+B+C
		(a)	(b)
Sales	$3,429,526	$(1,303,894)	$—	$2,125,632
Cost of sales	2,630,919	(974,771)	—	1,656,148
Gross profit	798,607	(329,123)	—	469,484
Operating expenses:
Research and development	34,126	(6,274)	—	27,852
Selling	146,617	(78,634)	—	67,983
General and administrative	198,003	(60,913)	12,722	149,812
Income before interest, income taxes, and noncontrolling interest	419,861	(183,302)	(12,722)	223,837
Interest income (expense), net	(55,750)	—	—	(55,750)
Income before income taxes and noncontrolling interest	364,111	(183,302)	(12,722)	168,087
Income taxes	118,991	(67,029)	(4,707)	47,255
Net income before noncontrolling interest	245,120	(116,273)	(8,015)	120,832
Less net income attributable to noncontrolling interest	210	—	—	210
Net income	$244,910	$(116,273)	$(8,015)	$120,622

Earnings per common share:
Basic	$7.73			$3.80
Diluted	$7.55			$3.72

Weighted-average number of common shares outstanding:
Basic	31,701			31,701
Diluted	32,418			32,418

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ORBITAL ATK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Year Ended March 31, 2013

(Dollars and shares in thousands, except per share amounts)

	ATK (As Reported)	Distribution of Sporting Group	Distribution Pro Forma Adjustments	ATK Pro Forma
	A	B	C	D=A+B+C
		(a)	(b)
Sales	$4,362,145	$(1,183,265)	$—	$3,178,880
Cost of sales	3,421,276	(927,215)	—	2,494,061
Gross profit	940,869	(256,050)	—	684,819
Operating expenses:
Research and development	64,678	(8,720)	—	55,958
Selling	162,359	(72,140)	—	90,219
General and administrative	244,189	(59,546)	15,925	200,568
Income before interest, income taxes, and noncontrolling interest	469,643	(115,644)	(15,925)	338,074
Interest income (expense), net	(65,386)	—	—	(65,386)
Loss on extinguishment of debt	(11,773)	—	—	(11,773)
Income before income taxes and noncontrolling interest	392,484	(115,644)	(15,925)	260,915
Income taxes	120,243	(40,605)	(5,892)	73,746
Net income before noncontrolling interest	272,241	(75,039)	(10,033)	187,169
Less net income attributable to noncontrolling interest	436	—	—	436
Net income	$271,805	$(75,039)	$(10,033)	$186,733

Earnings per common share:
Basic	$8.38			$5.76
Diluted	$8.34			$5.73

Weighted-average number of common shares outstanding:
Basic	32,447			32,447
Diluted	32,608			32,608

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ORBITAL ATK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Year Ended March 31, 2012

(Dollars and shares in thousands, except per share amounts)

	ATK (As Reported)	Distribution of Sporting Group	Distribution Pro Forma Adjustments	ATK Pro Forma
	A	B	C	D=A+B+C
		(a)	(b)
Sales	$4,613,399	$(1,023,849)	$—	$3,589,550
Cost of sales	3,618,503	(819,040)	—	2,799,463
Gross profit	994,896	(204,809)	—	790,087
Operating expenses:
Research and development	66,403	(7,497)	—	58,906
Selling	169,984	(63,919)	—	106,065
General and administrative	262,923	(42,949)	14,948	234,922
Income before interest, income taxes, and noncontrolling interest	495,586	(90,444)	(14,948)	390,194
Interest income (expense), net	(88,620)	—	—	(88,620)
Income before income taxes and noncontrolling interest	406,966	(90,444)	(14,948)	301,574
Income taxes	143,762	(30,910)	(5,531)	107,321
Net income before noncontrolling interest	263,204	(59,534)	(9,417)	194,253
Less net income attributable to noncontrolling interest	592	—	—	592
Net income	$262,612	$(59,534)	$(9,417)	$193,661

Earnings per common share:
Basic	$7.99			$5.89
Diluted	$7.93			$5.85

Weighted-average number of common shares outstanding:
Basic	32,874			32,874
Diluted	33,112			33,112

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

On April 28, 2014, ATK entered into the transaction agreement with Orbital, Vista Outdoor and Merger Sub. The transaction agreement provides for, among other things, the distribution, immediately followed by the Vista Outdoor dividend to ATK, and the merger of Merger Sub with and into Orbital, with Orbital surviving the merger as a wholly owned subsidiary of ATK. On January 27, 2015, the transaction was approved by ATK stockholders and Orbital stockholders and on February 9, 2015, the spin-off and merger transactions were consummated at which time Sporting ceased to be part of ATK’s continuing operations.

The pro forma financial information presents the combination of the historical financial statements of ATK and of Orbital, adjusted in each case based on the assumptions and adjustments described in the accompanying notes hereto, to give effect to the transactions, specifically the:

Distribution of Sporting:

i.                  Sporting spin-off and distribution to Vista Outdoor

Merger with Orbital:

i.                  Vista Outdoor dividend of $214.4 million paid to ATK immediately following the distribution

ii.               Redemption of ATK’s outstanding 6.875% Senior Subordinated Notes due 2020, including the make-whole premium totaling $385.1 million, and

iii.            Merger with Orbital

ATK and Orbital have different fiscal years. The pro forma balance sheet information as of December 28, 2014 gives effect to the transactions as if they had occurred on that date for ATK and as of September 30, 2014 for Orbital.

The pro forma income statement information, for the years ended March 31, 2014, 2013 and 2012 and for the nine months ended December 28, 2014 and December 29, 2013, gives effect to the transactions as if they had occurred on April 1, 2011 for ATK and are presented to reflect the spin-off and distribution of Sporting.

Additionally, the pro forma income statement information, for the year ended March 31, 2014 and the nine months ended December 28, 2014, gives effect to the transactions as if they had occurred on April 1, 2013 for ATK and January 1, 2013 for Orbital and reflect the merger of ATK and Orbital. Certain line items in Orbital’s historical financial statements were changed to conform with ATK’s presentation.

The merger will be accounted for using the acquisition method of accounting, with ATK treated as the accounting acquirer. Under the acquisition method, the total consideration paid by the acquirer is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their fair market value, with any excess purchase price allocated to goodwill. Orbital ATK’s pro forma purchase price allocation is based on estimates of the fair market value of Orbital’s tangible and intangible assets and liabilities as described more fully in the “Pro Forma Allocation of Purchase Price” note below. As of the date hereof, the valuation studies necessary to determine the fair market value of the assets acquired and liabilities assumed, and the related allocations of purchase price have not been completed. A final determination of fair market values will be based on the actual net tangible and intangible assets and liabilities that existed on the closing date. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation, and any differences may be material.

Pro Forma Allocation of Purchase Price

The consideration paid by ATK for Orbital’s identifiable assets and liabilities for the purpose of preparing the pro forma financial information was determined using approximate enterprise value of Orbital at closing, net of cash acquired, and such determination is subject to change upon final analysis. All asset and liabilities are based on Orbital balances as of September 30, 2014 plus estimated intangible assets and related deferred income taxes. The following table shows the pro forma allocation of the consideration paid for Orbital’s identifiable assets and liabilities assumed and the pro forma goodwill generated from the transaction:

(dollars in thousands)
Purchase Price:
Consideration paid, net of cash acquired of $290,623		$1,409,377
Total pro forma purchase price		1,409,377
Fair value of assets acquired:
Net receivables	$486,812
Net inventories	60,328
Deferred tax assets	34,391
Tradename, technology, and customer relationship intangibles	400,000
Property, plant, and equipment	231,921
Other assets	31,438
Total assets	1,244,890
Fair value of liabilities assumed:
Accounts payable	28,474
Deferred tax liabilities	172,986
Other liabilities	306,098
Total liabilities	507,558
Net assets acquired		737,332
Preliminary pro forma goodwill		$672,045

Orbital ATK will engage an independent third party valuation firm to assist management in determining the fair value of Orbital’s assets and liabilities at the time of closing, which could materially change the amount of the estimated fair values used in the pro forma financial information presented. The actual calculation of goodwill will be determined based on facts in existence at the time of the closing and may be materially different than the estimates provided herein.

Pro Forma Adjustments and Reclassifications

The following pro forma adjustments are reflected in the pro forma financial information. All adjustments are based on current valuations, estimates and assumptions.

Distribution of Sporting:

(a)         Distribution of Sporting: Eliminates amounts representing the revenues, expenses, assets, liabilities and equity attributable to Sporting, included in ATK’s historical financial statements.

(b)         Distribution Pro Forma Adjustments: Eliminates certain general corporate overhead expenses that are not specifically related to the Sporting business and do not meet the requirements to be presented as a component of discontinued operations. Records pension and other postretirement and postemployment liabilities which transfer with the distribution of Sporting and also reflects reclassifications of ATK income tax balances.

Merger with Orbital:

(c)          Cash: Records the (1) Vista Outdoor dividend paid to ATK at closing of $214.4 million (2) elimination of Orbital cash equal to its eliminated debt of $136.9 million (3) redemption of ATK 6.875% Senior Subordinated Notes due 2020, including the make-whole premium totaling $385.1 million (4) borrowing on the Revolving Credit Facility of $144.5 million, (5) close-related transaction costs of $15.0 million and (6) the “ATK retained cash amount” (as defined in the transaction agreement), which amount was determined based on the adjusted cash flows from operating and investing activities of the ATK A&D business between April 1, 2014 and the closing date, subject to certain adjustments. The actual “ATK retained cash amount” at closing was a negative $123.0 million.

(d)         Goodwill: Existing goodwill of Orbital of $71.3 million was eliminated. As described further in the “Pro Forma Allocation of Purchase Price” note hereto, goodwill of $672.0 million was calculated as the difference between the estimated fair value of the consideration transferred and the values assigned to the identifiable Orbital assets and liabilities, in each case, as of September 28, 2014.

(e)          Intangible assets: Existing net identifiable intangible assets of Orbital of $3.9 million were eliminated. As of the date hereof, identifiable intangible assets were measured based on benchmarking total intangible assets of similar transactions. The final identifiable intangible assets will be measured at fair value determined primarily using the “income approach,” which requires a forecast of all expected future cash flows either through the use of the relief-from-royalty method, with or without method, or the multi-period excess earnings method. The estimated fair value of the identifiable intangible assets is approximately $400.0 million and includes tradenames, technologies and contracts with useful lives ranging from 3-20 years and an average useful life of 8 years.

(f)           Other assets: Existing deferred financing costs of Orbital of $2.2 million were eliminated in conjunction with the settlement of the outstanding credit facility.

(g)          Debt: Existing debt of Orbital was eliminated and the ATK 6.875% Senior Subordinated Notes due 2020 were redeemed.

The proceeds of the Vista Outdoor dividend, together with cash on hand, including borrowing under the revolving credit facility were used by ATK to redeem its $350.0 million 6.875% Senior Subordinated Notes due 2020 plus the make-whole premium of $35.1 million.

The following table illustrates the portion of the existing debt of ATK repaid at closing, as well as the elimination of all the existing debt of Orbital, also repaid at closing.

(dollars in thousands)	Maturity	Rate	Actual Debt December 28, 2014	Pro Forma Adjustments	Pro Forma Debt December 28, 2014
Senior Credit Facility:
Term A Loan	5 years	LIBOR + 200 bps	$972,125	$—	$972,125
Term A Loan	6 years	LIBOR + 200 bps	148,125	—	148,125
Term B Loan	7 years	LIBOR + 300 bps	198,250	—	198,250
Revolving Credit Facility	5 years	LIBOR + 200 bps	100,000	21,500	121,500
6.875% Senior Subordinated Notes	7 years	6.88%	350,000	(350,000)	—
5.25% Senior Unsecured Notes	8 years	5.25%	300,000	—	300,000
Total ATK debt			2,068,500	(328,500)	1,740,000
Orbital debt			136,875	(136,875)	—
Total debt			$2,205,375	$(465,375)	$1,740,000

Current portion of long-term debt			$167,497	$14,000	$181,497
Long-term debt			2,037,878	(479,375)	1,558,503
Total debt			$2,205,375	$(465,375)	$1,740,000

(h)         Taxes: Deferred income tax liabilities were recorded as a result of the increase in identified intangible assets described in (e). The increase was based on an assumed federal tax rate of 35% plus a 2% state tax rate resulting in a net increase of $146.6 million, which is netted with a reclassification of ATK noncurrent deferred income tax asset.

(i)             AOCI: Existing accumulated other comprehensive income (“AOCI”) of Orbital was eliminated, resulting from the application of accounting standards for business combinations.

(j)            Equity: Existing equity of Orbital was eliminated. Pro forma share consideration issued as a result of the purchase, and pro forma cash and debt transactions were recorded. The total adjustments to equity are set forth below:

(dollars in thousands)	December 28, 2014
Orbital equity elimination	$(853,218)
Orbital acquisition consideration	1,409,377
Orbital net cash acquired	290,623
ATK close-related transaction costs	(15,000)
ATK make-whole premium paid	(35,140)
Sporting dividend	214,383
Pro forma adjustment	$1,011,025

(k)         Sales and Cost of Sales: Existing sales and related cost of sales between ATK and Orbital were eliminated.  Sales and related cost of sales from transactions between ATK and Vista Outdoor which were previously eliminated as intercompany sales were recorded, as a result of two supply agreements which pursuant to the terms of the transaction agreement and substantially concurrent with the distribution, were entered into by Orbital ATK and Vista Outdoor.

Orbital ATK and Vista Outdoor also entered into the transition services agreement, pursuant to which, Orbital ATK will provide to Vista Outdoor certain services necessary for Vista Outdoor to be able to conduct business as an independent, publicly traded company in exchange for reimbursement of Orbital ATK’s fully burdened costs related thereto. Orbital ATK has not adjusted the pro forma financial information for any of these reimbursements of corporate costs as amounts have not been determined.

(l)           Operating expenses: Existing amortization expense of Orbital was eliminated and Orbital ATK amortization expense was recorded, based on the fair value and useful lives of identifiable intangible assets described in (e).  Additionally, costs related to the transactions and compensation costs of certain ATK employees who will not be retained by Orbital ATK were eliminated, as follows:

(dollars in thousands)	Year Ended March 31, 2014	Nine Months Ended December 28, 2014
Orbital amortization expense elimination	$(700)	$(513)
Orbital ATK amortization expense	50,000	37,500
Orbital and ATK transaction costs elimination	(1,111)	(15,918)
ATK compensation costs elimination	(19,038)	(14,278)
Pro forma adjustment	$29,151	$6,791

(m)     Interest expense: Existing Orbital and ATK interest expense was eliminated in conjunction with the related changes in debt as noted in (g) as follows:

(dollars in thousands)	Year Ended March 31, 2014	Nine Months Ended December 28, 2014
Orbital interest expense elimination	$(4,556)	$(3,292)
ATK interest expense elimination (1)	(23,578)	(23,720)
Pro forma adjustment	$(28,134)	$(27,012)

(1)         A rate of change of 12.5 basis points on the refinanced variable debt would change annual interest expense by $1,800.

(n)         Income taxes: Records the effect of the applicable tax rate on the pro forma adjustments presented in the pro forma income statements. The pro forma adjustments pertain primarily to the U.S. tax jurisdiction, where there is a 35% federal income tax rate, plus a 2% state income tax rate.

(o)         Shares issued: Reflects additional shares issued at a rate of 0.449 shares of ATK stock for each weighted-average share of Orbital stock outstanding as of the date of the income statement.